EXHIBIT 21.1

SUBSIDIARIES OF THE REGISTRANT

Videoconferencing Systems, Inc., a Delaware corporation
Quality Software Associates, Inc., a Delaware corporation
Justice Digital Solutions, LLC, a Michigan corporation